Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company

One American Road

Dearborn, Michigan

Re:               Ford Motor Company Registration Statement

Nos. 333-138821, 333-153816, and 333-156631

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 8, 2017 appearing in the annual report on Form 11-K of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees as of December 31, 2016 and 2015 and for the year ended December 31, 2016.

/s/Plante & Moran, PLLC

Southfield, Michigan

June 8, 2017